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                                                        Exhibit 3.1




                          CERTIFICATE OF INCORPORATION

                                       OF

                             DESIGNER HOLDINGS LTD.


        FIRST: The name of the Corporation is Designer Holdings Ltd. (hereinafter the "Corporation").

        SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Service Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code ("GCL").

        FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 91,300,000 shares consisting of 75,000,000 shares of Common Stock, each having a par value of one cent ($0.01) (the "Common Stock"), 1,300,000 shares of Non-Voting Common Stock, each having a par value of one cent ($0.01) (the "Non-Voting Common Stock"), and 15,000,000 shares of Preferred Stock, each having a par value of one cent ($0.01) (the "Preferred Stock").

        Each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter voted upon by the stockholders. Each holder of Non-Voting Common Stock shall have no votes in respect of each share of Non-Voting Common Stock except as required by law. Shares of Non-Voting Common Stock shall be convertible at any time into an equal amount of shares of Common Stock and, after the conversion, shall be cancelled. Outstanding shares of Non-Voting Common Stock shall be convertible into an equal number of shares of Common Stock at any time at the
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option of the Corporation prior to any vote of the Non-Voting Common Stock required by law. The Common Stock and the Non-Voting Common Stock shall be identical in all respects and shall have equal rights and privileges, except as otherwise provided above in this Article FOURTH.

          The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices, (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series, (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions.

          FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2) The directors shall have concurrent power with the stockholders to make, alter,


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amend, change, add to or repeal the By-Laws of the Corporation.

        (3) The number of directors of the Corporation shall be as from time to time determined by resolution adopted by the Board of Directors. Election of directors need not be by written ballot unless the By-Laws so provide.

        (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

        (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors that would have been valid if such By-Laws had not been adopted.

        (6) The directors shall be divided, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number of directors as possible, as determined by the Board of Directors, with the

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term of office of the first class to expire at the Annual Meeting of
Stockholders to be held in 1997, the term of office of the second class to expire at the Annual Meeting of Stockholders to be held in 1998, and the term of office of the third class to expire at the Annual Meeting of Stockholders to be held in 1999, with each class of directors to hold office until their successors are duly elected and have qualified. At each Annual Meeting of Stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire at such annual meeting, other than those directors elected under particular circumstances by a separate class vote of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation of the Corporation, shall be elected to hold office for a term expiring at the Annual Meeting of Stockholders in the third year following the year of their election and until their successors are duly elected and have qualified. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number of directors as possible, as determined by the Board of Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        To the extent that any holders of any class or series of stock other than Common Stock issued by the Corporation shall have the separate right, voting as a class or series, to elect directors, the directors elected by such class or series shall be deemed to constitute an additional class of directors and shall have a term of office for one year or such other period as may be designated by the provisions of such class or series providing such separate voting right to the holders of such class or series of stock, and any such class of directors shall be in addition to the classes designated above.

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        SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

        Any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may not be taken without a meeting, without prior written notice and without a vote; provided, however, that any action required or permitted to be taken at any meeting of a class of holders of Preferred Stock of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the class of holders of outstanding Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Preferred Stock entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those holders of Preferred Stock who have not consented in writing.

        SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.